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                                  EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and
Stockholders of ENCAD, Inc.

We consent to the incorporation by reference in Registration Statements No. 333-24965, No. 333-44923, No. 333-45327 and No. 333-59779 of ENCAD, Inc. on Form
S-8 of our report dated February 12, 1999, appearing in this Annual report on Form 10-K of ENCAD, Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP


San Diego, California
March 30, 1999